Exhibit 99.1

Investor Presentation September 2014

Who We Are Full Service Regional Bank with a distinctive brand and culture, strong middle market opportunities and a solid foundation for growth Assets: $6.3 billion Loans: $4.5 billion Deposits: $4.5 billion Wealth AUM: $1.3 billion Annualized Revenue: $235 million Branches: 90 plus lending offices Footprint: New England and Central New York Market Capitalization: $625 million NYSE: BHLB 1

Recent Highlights 2 Bill Ryan, former Chairman of TD Banknorth, joined the board as Independent Chairman (June) Small business banking team recruited from First Niagara to enhance New York operations (July) 20 branches acquired in Central New York from BofA (January) $440mm low cost deposits put into securities and used to fund new loans Integration complete and deposit balances retained Commercial team leader recruited from RBS Citizens for NY operations (February) Josephine Iannelli appointed CFO (January) New Treasurer with Fortune 500 experience hired (February) Balance sheet restructuring (March) New data analytics and pricing models rolled out (April) Conversion to commercial bank charter (June)

1H14 Results Summary Solid growth in revenues and core earnings (q/q) Core revenue growth 10% Q1; 2% Q2; 12% YTD Core EPS growth 5% Q1; 5% Q2; 10% YTD Fee income growth 14% Q1; 10% Q2; 25% YTD Loan growth (annualized) Total loan growth - 6% Q1; 20% Q2; 13% YTD Commercial loan growth – 9% Q1; 29% Q2; 19% YTD Consumer loan growth – 11% Q1; 19% Q2; 16% YTD Deposit growth 10% Q1; 6% Q2; 16% YTD 3 Note: Core EPS $0.44 in Q2 2014 vs. $0.42 in Q1 2014 and $0.40 in Q4 2013. GAAP EPS $0.46 in Q2 2014 vs. ($0.04) in Q1 2014 including impact of acquisition related charges and other net non-core items and $0.42 in Q4 2013; deposit growth includes acquisition of 20 branches in Central NY on January 17, 2014 including $440 million in deposits

Focus on Profitability Grew EPS 20% before purchased loan accretion 1H14 Positive operating leverage from strong revenue growth and flat core expenses in Q2 Efficiency ratio below 63% - with goal of returning to sub-60% Improved asset sensitivity of interest income Continued strong credit metrics Double-digit core ROTE drives TBV growth and sustains revenue growth Core ROTE 11.3% 4% TBV growth (q/q) 9% annualized core revenue growth (q/q) 4 Note: EPS growth based on comparison to 4Q13; Please see appendix for reconciliation of non-GAAP numbers.

Focus on Loan Growth $ Millions 8% 14% 12% 21% Double Digit Annualized Total Loan Growth 13% annualized total loan growth YTD 2014 Leveraging deal flow from team recruitment Continued market share growth Healthy pipeline going into 3Q14 Targeting ongoing double digit commercial growth Expanded cross sales across footprint 5

Focus on Loan Growth Success with recruited commercial lending teams in middle-market space driving growth Key Characteristics Established, well respected teams formerly attached to large banks focused outside our regions Solid relationships within community Breakeven within first year Strong integration within and across business lines Disciplined credit and pricing management – reliable customer responsiveness Teams producing solid results 6

Focus on Deposit Strategies 7 20 branch purchase in Central New York completed 1Q14 $440 million, low cost deposits Balances/pricing retained 17% total deposit growth LTM 20% decrease in cost of deposits LTM Diversifying deposit sources Organic account growth, DDA focus Branch consolidations/relocations improving market positioning Ongoing targeted de novo branching Retail and middle market opportunities in newer markets

Focus on Fee Income Growth Emphasis on building fee income and enhancing cross-sell initiatives Strong swap fee demand Solid referral pipeline Re-engineered across footprint New cross sell initiatives launched GPS checking and MyBanker initiatives New leadership and geographic reach 8

Focus on Retail Banking 9 Redefining customer engagement through traditional and non-traditional methods Engaging Branches Friendlier pods replace teller lines Cash handling is automated Community rooms available Universal bankers create one stop shop for personal banking and insurance needs Virtual / Alternative Sophisticated online and mobile platforms complement storefronts MyBanker travels to customer State of the art call center Enhanced online security

Focus on Building Infrastructure 10 National showcase for Archer risk/enterprise management solution Expanded financial planning and analysis resources for data driven management New retail loan originations platform implemented across footprint and virtual channel Installed top ranked loan analytics solution Developing real time customer feedback technology

Focus on Expenses 11 7% reduction in core operating expenses 2H13 17 branches closed, consolidated or sold since 2012 Q2 y/y core expenses down 30 bps in relation to average assets Ongoing Six Sigma initiatives Mortgage Finance Retail New branches are smaller and more efficient 10% cost saves and 10% revenue boost

Focus on ALM 12 Targeting to protect and enhance income when rate/credit cycle turns Active balance sheet management – five quarters sequential improvement in cost of funds (down 34% LTM) Q1 branch purchase added 11% to deposits – a stable, rural , low cost funding addition Near term margin compression with conservative investment strategy Long term franchise expansion at favorable pricing Focus on C&I and small business for best mix of spread income, fee revenue and shorter durations Disciplines to protect credit and interest rate sensitivity profile Focus on margin impacts and ROE thresholds Strategies encompass spread, fees, costs for best outcome Income pickup at end of 200 bp ramp in 2 year scenario Marginal rate sensitivity 5%+ above 200 bps due to swap hedging program Assumes 40% deposit beta (may be conservative due to rural deposits)

Why Invest in Us Strong top and bottom line momentum Diversified revenue drivers and controlled expenses Well positioned footprint in attractive markets Experienced leadership team AMEB culture Solid internal capital generation supports growth Focused on long-term profitability goals and shareholder value 13 Source: SNL Financial

Forward Looking Statements. This document contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include statements about anticipated financial results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may.“ There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements made in this document. NON-GAAP FINANCIAL MEASURES. This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and core earnings excluding merger and other non-recurring costs. These measures are commonly used by investors in evaluating business combinations and financial condition. GAAP earnings are lower than core earnings primarily due to non-recurring merger and systems conversion related expenses. Reconciliations are in earnings releases at www.berkshirebank.com. 14

Financial Performance & Goals Note: Core results exclude merger, divestiture, systems conversion, accounting correction and restructuring net charges after tax totaling $10.4 million in 2011, $11.1 million in 2012 and $5.6million in 2013. GAAP EPS for those periods was $0.97, $1.49 and $1.65 respectively. Core ROTE includes after-tax amortization of intangible assets in core return. Book value per share was $26.09, $26.53 and $27.08 for the above respective periods. Financial goals are future run-rate targeted in stages over the medium term. 1H14 core revenue growth compared to 4Q13. GAAP measures in 1H14 were EPS of $0.84 annualized, book value per share of $27.49 and net non-core charges of $12.0 million. 15 2011 2012 2013 1H14 Financial Goals Core revenue growth 31% 40% 13% 13% ann 7 - 10%+ ann Net interest margin 3.57% 3.62% 3.63% 3.31% 3.30%+ Fee income/revenue 24% 26% 22% 25% 25%+ Efficiency ratio 63% 59% 61% 63% < 60% Core ROA 0.80% 0.98% 0.88% 0.71% 1%+ Core ROE 5.8% 7.5% 6.9% 6.3% 10%+ Core ROTE 11.3% 13.8% 12.4% 11.3% 15%+ Core EPS $1.54 $1.98 $1.87 $1.72 ann 10%+ann growth Dividends/share $0.65 $0.69 $0.72 $0.72 ann Competitive yield Tangible BV per share $15.53 $15.63 $16.27 $16.40 5%+ ann growth

BHLB LISTED NYSE

Non-Gaap Reconciliation

(Dollars in thousands)		2010	2011	2012	2013	1H14
Net income		$ 13,615	$ 17,348	$ 33,188	$ 41,143	$ 10,358
Less: Non-core revenue (net)		-	(2,113)	(1,485)	(6,045)	9,936
Non-core expense (net)		447	19,928	18,019	15,348	6,492
Income taxes		(87)	(6,547)	(6,114)	(3,750)	(5,459)
Net (income) loss from discontinued operations		-	(914)	637	-	-
Total core income	(A)	$ 13,975	$ 27,714	$ 44,245	$ 46,696	$ 21,327
Amortization of intangible assets (after tax)		$ 1,813	$ 2,542	$ 3,203	$ 3,161	$ 2,195
Total core tangible income	(B)	$ 15,788	$ 30,256	$ 47,448	$ 49,857	$ 23,522
Total non-interest income		$ 29,751	$ 35,803	$ 54,056	$ 58,232	$ 18,929
Less: Non-core revenue (net)		-	(2,113)	(1,485)	(6,045)	9,936
Net interest income		76,947	106,520	143,388	168,752	87,095
Total core revenue		$ 106,698	$ 140,210	$ 195,959	$ 220,939	$ 115,960
Total non-interest expense		$ 82,137	$ 116,442	$ 140,806	$ 157,359	$ 84,623
Less: Non-core expense (net)		(447)	(19,928)	(18,019)	(15,348)	(6,492)
Core non-interest expense		81,690	96,514	122,787	142,011	78,131
(Dollars in millions, except per share data)						
Total average assets	(C)	$ 2,743	$ 3,484	$ 4,532	$ 5,306	$ 5,999
Total average equity	(D)	$ 383	$ 476	$ 586	$ 675	$ 692
Total average intangible assets		174	207	242	272	279
Total average tangible equity	(E)	$ 209	$ 269	$ 344	$ 403	$ 413
Total stockholders' equity, period-end		$ 387	$ 552	$ 667	$ 678	$ 690
Less: Intangible assets, period-end		(173)	(223)	(274)	(271)	(279)
Total tangible stockholders' equity, period-end	(F)	$ 214	$ 329	$ 393	$ 407	$ 411
Total shares outstanding, period-end (*thousands*)	(G)	14,076	21,148	25,148	25,036	25,115
Average diluted shares outstanding (*thousands*)	(H)	13,896	17,952	22,329	24,965	24,821
Core earnings per common share, diluted	(A/H)	$ 1.00	$ 1.54	$ 1.98	$ 1.87	$ 0.86
Tangible book value per share, period-end	(F/G)	$ 15.22	$ 15.53	$ 15.63	$ 16.27	$ 16.40
Core return on assets	(A/C)	0.51 %	0.80 %	0.98 %	0.88 %	0.71
Core return on equity	(A/D)	3.65	5.76	7.52	6.92	6.17
Core return on tangible equity	(B/E)	7.57	11.27	13.77	12.37	11.09

Note: See footnote on page 16 for description of non-core items

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If you have any questions, please contact: Allison O’Rourke 99 North Street Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com